Exhibit 10.14

CONSENT AND WAIVER AGREEMENT

RE: LOAN AND SECURITY AGREEMENT

THIS CONSENT AND WAIVER AGREEMENT RE: LOAN AND SECURITY AGREEMENT (this “Consent”) dated as of January 20, 2011, is by and among FIFTH THIRD BANK (f/k/a Fifth Third Bank (Chicago); in its individual capacity, “Fifth Third”), as agent (in such capacity as agent, “Agent”) for itself and all other lenders from time to time a party to the Loan Agreement referred to below (“Lenders”), Lenders, THE W GROUP, INC., a Delaware corporation (“Holdings”), POWER GREAT LAKES, INC., an Illinois corporation (“Power Great Lakes”), POWER SOLUTIONS, INC., an Illinois corporation (“Power Solutions”), AUTO MANUFACTURING, INC., an Illinois corporation (“Auto Manufacturing”), POWER PRODUCTION, INC., an Illinois corporation (“Power Production”), TORQUE POWER SOURCE PARTS, INC., an Illinois corporation (“Torque Power”), POWER GLOBAL SOLUTIONS, INC., an Illinois corporation (“Power Global Solutions”), PSI INTERNATIONAL, LLC, an Illinois limited liability company (“PSI International”), XISYNC LLC, an Illinois limited liability company (“XISync”), and POWER PROPERTIES, L.L.C., an Illinois limited liability company (“Power Properties”; and together with Holdings, Power Great Lakes, Power Solutions, Auto Manufacturing, Power Production, Torque Power, Power Global Solutions, PSI International, and XISync, each a “Borrower” and collectively, “Borrowers”).

W I T N E S S E T H:

WHEREAS, Agent, Lenders and Borrowers are parties to that certain Loan and Security Agreement, dated as of July 15, 2008 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, Borrowers have requested that Agent and Lenders consent to and agree to waive and amend certain provisions of the Loan Agreement in connection with those certain transactions described on Schedule A attached hereto and incorporated herein (collectively, the “APO Transaction”), and Agent and Lenders are willing to do the same as further described herein and subject to the terms and conditions of this Consent;

WHEREAS, this Consent shall constitute an Other Agreement and these Recitals shall be construed as part of this Consent.

NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Consent, the parties, intending to be bound, hereby agree as follows:

Section 1. Consent to Non-Cash Dividend and APO Transaction. Agent and the Lenders hereby consent to a non-cash dividend offset of certain shareholder receivables in an aggregate amount not to exceed $224,000.00, notwithstanding the provisions of Section 13(e) of the Loan Agreement. Agent and Lenders hereby also consent to the APO Transaction, notwithstanding and in waiver of the provisions of Sections 13(b), 13(d), 13(e), 13(f) or 13(i) of the Loan Agreement or other provisions of the Loan Agreement or the Other Agreements that may be deemed to be prohibitive of or violated by the APO Transaction provided that, and subject in all respects to, the proceeds of the APO Transaction being used in part by the Borrowers to pre-pay in full all outstanding Liabilities of the Borrowers in respect of Term Loan A and Term Loan B. Upon repayment in full of such Liabilities, Agent and the Lenders shall release and terminate the following Other Agreements: (a) Unconditional Limited Guaranty of Gary Winemaster, (b) Continuing Unconditional Limited Guaranty of Gary Winemaster related to overadvance loans, and (c) Non-Recourse Guaranty and Pledge Agreement regarding Equity Interests of Holdings.

Section 2. Amended and Restated Loan Agreement and Other Agreements. Effective upon the consummation of the APO Transaction, Agent and the Lenders and the Borrowers (together with such other new Affiliates of the Borrowers as may be applicable as a result of the APO Transaction), shall enter into an Amended and Restated Loan Agreement and amended and restated Other Agreements in order to effectuate certain modifications to said documents in respect of the APO Transaction including, without limitation, the joinder of

Format, Inc., a Nevada corporation, to be known as Power Solutions International, Inc. (“Parent”) as a Borrower under the Loan Agreement upon the consummation of the APO Transaction, together with the following:

(a) Amending the “Maximum Loan Limit” definition to be Twenty-Nine Million and No/00 Dollars ($29,000,000.00), reflecting the payment in full of Term Loan A and Term Loan B.

(b) Amending the definition of “Applicable Margin” to conform to the definition set forth in the original Loan Agreement dated July 15, 2008, prior to Amendment No. 1 thereto dated August 20, 2009.

(c) Elimination of the Excess Cash Flow mandatory prepayment provisions set forth in Section 2(e)(v)(B) of the Loan Agreement.

(d) Modification of the Capital Expenditure Limitations provisions set forth in Section 14(c) to provide for additional Capital Expenditures of the Borrowers utilizing a portion of excess proceeds received by the Borrowers in respect of the APO Transaction, in an amount to be determined upon mutual agreement of Agent and the Lenders and the Borrowers.

(e) In respect of the redemption of the Equity Interests in Holdings of Thomas J. Somodi (“Somodi”), which remption may be structured as a redumption of the stock of the Paren issuable to Somodi in the APO Transaction: (i) consent to such redemption by Holdings, notwithstanding the provisions of Sections 13(d) and 13(f) of the Loan Agreement, and (ii) issuance by Holdings or the Parent of an unsecured subordinated promissory note to Somodi, which note Somodi shall be permitted to sell to Invision Capital or one of its Affiliates subject to the qualification set forth below (“Somodi Note”), as Subordinated Debt, in an amount not to exceed the aggregate value of the Equity Interests (as such value is reflected by the APO Transaction) so redeemed, with terms thereof satisfactory to Agent and the Lenders, together with certain warrants issued in connection therewith, subject to a Subordination Agreement (“Subordination Agreement”) governing such unsecured subordinated promissory note containing terms satisfactory to Agent and the Lenders in their sole discretion; provided that any purchaser of the Somodi Note shall be bound by and become a party to the Subordination Agreement prior to or contemporaneously with such sale.

(f) With respect to the Financial Covenants set forth in Section 14 of the Loan Agreement, subject to the payment in full of all Liabilities in respect of the Term Loans with proceeds from the APO Transaction (i) elimination of the Senior Debt Leverage ratio provisions set forth in Section 14(b) of the Loan Agreement, and (ii) amending the definition of “Fixed Charges” to exclude historical debt service payments of principal and interest on the Term Loans, with respect to calculations of the Fixed Charge Coverage ratio following the date of such payment of the Term Loan Liabilities.

(g) The last sentence of Section 10 of the Loan Agreement will be replaced with the following: “If during the Term of this Agreement, Borrowers prepay all of the Liabilities and this Agreement is terminated, Borrowers jointly and severally agree to pay to Agent, for the benefit of Lenders, as a prepayment fee, in addition to the payment of all other Liabilities, an amount equal to (i) two percent (2%) of the Maximum Loan Limit if such prepayment occurs within twelve (12) months after the Closing Date (of the Amended and Restated Loan and Security Agreement), and (ii) one percent (1%) of the Maximum Loan Limit if such prepayment occurs more than twelve (12) months but less than twenty-four (24) months after the Closing Date (of the Amended and Restated Loan and Security Agreement).

(h) Pledge by Parent of all of the Equity Interests in Holdings.

Section 3. Fees and Expenses. Borrowers agree to pay on demand all costs and expenses of, or incurred by, Agent, including but not limited to, legal fees and expenses, in connection with the evaluation, negotiation, preparation, execution and delivery of this Consent and the amended and restated documents described herein.

Section 4. Security. Each Borrower expressly acknowledges and agrees that all collateral, security interests, liens, pledges and mortgages heretofore, under this Consent, or hereafter granted to Agent for the benefit of Lenders, including, without limitation, such collateral, security interests, liens, pledges and mortgages granted under the Loan Agreement, and all other supplements to the Loan Agreement, remain in full force and effect and extend to and cover all of the obligations of Borrowers to Lenders, now existing or hereafter arising in connection with the Loan Agreement and the Other Agreements, upon the terms set forth in such agreements, all of which security interests, liens, pledges, and mortgages are hereby ratified, reaffirmed, confirmed and approved.

Section 5. Governing Law. This Consent shall be governed by and construed in accordance with the internal laws (as opposed to conflicts of law provisions) of the State of Illinois.

Section 6. Counterparts. This Consent may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[SIGNATURE PAGES FOLLOW]

(Signature Page to Consent and Waiver Re: Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Consent as of the date first above written.

BORROWERS:	THE W GROUP, INC., a Delaware corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

POWER GREAT LAKES, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

POWER SOLUTIONS, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

AUTO MANUFACTURING, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

POWER PRODUCTION, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

(Signature Page to Consent and Waiver Re: Loan and Security Agreement)

BORROWERS (con’t):	POWER PROPERTIES, L.L.C., an Illinois limited liability company

		By:	THE W GROUP, INC.
		Its:	Sole Member

		By:	/s/ Gary Winemaster
Gary Winemaster President

TORQUE POWER SOURCE PARTS, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

POWER GLOBAL SOLUTIONS, INC., an Illinois corporation

	By:	/s/ Gary Winemaster
Gary Winemaster President

PSI INTERNATIONAL, LLC, an Illinois limited liability company

	By:	/s/ Gary Winemaster
Gary Winemaster Manager

XISYNC LLC, an Illinois limited liability company

		By:	THE W GROUP, INC.
		Its:	Sole Member

		By:	/s/ Gary Winemaster
Gary Winemaster President

(Signature Page to Consent and Waiver Re: Loan and Security Agreement)

AGENT AND LENDER:	FIFTH THIRD BANK (CHICAGO), as Agent and a Lender

	By:	/s/ Adolph G. Letke
Adolph G. Letke Vice President

Schedule A to

Consent and Waiver Agreement Re: Loan and Security Agreement

Description of APO Transaction

Description of Alternative Public Offering

Reverse Merger

The W Group, Inc., a Delaware corporation (“The W Group”), intends to enter into an Agreement and Plan of Merger (the “Merger Agreement”) with Format, Inc., a Nevada corporation (the “Company”), and a wholly-owned subsidiary of the Company (“Merger Sub”), pursuant to which Merger Sub will merge with and into The W Group, and The W Group will remain as the surviving corporation of the merger, becoming a wholly-owned subsidiary of the Company (the “Reverse Merger”). Pursuant to the Reverse Merger, the Company will issue shares of the Company’s common stock (“Common Stock”) and shares of the Company’s newly-designated Series A Convertible Preferred Stock (“Preferred Stock”) to the stockholders of The W Group in exchange for all of the outstanding shares of common stock of The W Group. The Preferred Stock will be convertible into shares of Common Stock at the option of the holder thereof (subject to certain limitations on conversion), and will automatically convert into shares of Common Stock upon the consummation of a 1-for-32 reverse stock split anticipated to occur post-closing (the “Reverse Split”).

Presently, Format, Inc. is a public reporting company with nominal assets and operations. The Common Stock is currently quoted on the Over-the-Counter Bulletin Board under the symbol FRMT.OB. As a result of the Reverse Merger, the Company will succeed to, and will be engaged in (through The W Group), the business of The W Group. In other words, the public company will be the parent company of an organization that produces and distributes high performance, certified low emission, power solutions for original equipment manufacturers of off-highway industrial equipment.

Name Change

Immediately prior to the closing of the Reverse Merger, the Company intends to change its name from Format, Inc. to Power Solutions International, Inc. (the “Name Change”). Solely for the purpose of effecting the Name Change, the Company will enter into an Agreement and Plan of Merger with Power Solutions International, Inc., a newly-formed wholly-owned subsidiary (“Name Change Merger Sub”), pursuant to which Name Change Merger Sub will be merged with and into the Company. The Company will remain as the surviving corporation, taking the name of Name Change Merger Sub. In connection with the closing of the Reverse Merger, the Company anticipates changing its trading symbol consistent with this name change.

Private Placement (PIPE)

Concurrently with the closing of the Reverse Merger, the Company intends to consummate a private placement (the “Private Placement”) of shares of Preferred Stock to institutional accredited investors for gross proceeds of approximately $20,000,000.00 to the Company. In connection with the Private Placement, the Company will also issue a warrant to purchase shares of Common Stock to ROTH Capital Partners, LLC, in connection with ROTH Capital Partners serving as placement agent in connection with the Private Placement (the “Roth Warrant”).

Stock Repurchase

Concurrently with the closing of the Reverse Merger and the Private Placement, the Company intends to enter into a Stock Repurchase and Debt Satisfaction Agreement (the “Repurchase Agreement”) with Ryan Neely, Format, Inc.’s sole director and executive officer immediately prior to the closing of the Reverse Merger, and his wife, Michelle Neely. Pursuant to the Repurchase Agreement, (1) the Company will repurchase and cancel 3,000,000 shares of Common Stock from Ryan Neely and Michelle Neely (which represents approximately 79% of the shares of Common Stock outstanding immediately prior to the consummation of the Reverse Merger and the Private Placement), and (2) Ryan Neely and Michelle Neely will cancel all indebtedness owed by Format, Inc. to the Neelys (the only indebtedness of Format, Inc.), all in exchange for aggregate consideration of $360,000.00 (collectively, the “Stock Repurchase”).

Post-Transaction Ownership

After giving effect to the Reverse Merger, the Private Placement, the Stock Repurchase and the Reverse Split, (1) the former stockholders of The W Group will beneficially own approximately 90% of the shares of Common Stock; (2) the investors in the Private Placement will beneficially own approximately 10% of the shares of Common Stock; and (3) each of (A) ROTH Capital Partners, LLC, and (B) in the aggregate, shareholders of Format, Inc. prior to the consummation of the Reverse Merger who will remain as shareholders of the Company, will beneficially own less than 1% of the shares of Common Stock, on a fully-diluted basis.